Exhibit 10.4
WRIGHT MEDICAL GROUP, INC.
Stock Option Grant Agreement
Executive

Award Granted to (“Grantee”):
Grant Date:
Number of Shares (“Shares”):
Option Price:

THIS STOCK OPTION GRANT AGREEMENT (the “Agreement”) is made as of the Grant Date by and between Wright Medical Group, Inc., a Delaware corporation with its principal place of business at 5677 Airline Road, Arlington, Tennessee 38002 (the “Company”) and Grantee pursuant to the Wright Medical Group, Inc. 2009 Equity Incentive Plan, as amended from time to time (the “Plan”) and which is hereby incorporated by reference.
WHEREAS, Grantee is associated with the Company or its affiliate as an employee; and
WHEREAS, the Compensation Committee of the Company's Board of Directors (the “Committee”) has authorized that Grantee be granted the right and option to purchase from the Company the Shares of the Company's Common Stock (“Stock”) subject to the terms and restrictions stated below;
NOW, THEREFORE, the parties agree as follows:

1.
Grant of Options. Subject to the terms and conditions of this Agreement and of the Plan, the Company hereby grants to Grantee the right and option (the right to purchase any one share of Stock under this Agreement being an “Option”) during the period commencing on the Grant Date and ending on the 10th anniversary of the Grant Date (the “Expiration Date”) to purchase from the Company the Shares. Each Option shall have an exercise price per share equal to the Option Price indicated above.

2.
Vesting Schedule. The Options shall vest as to one-fourth (1/4) of the Shares on the first anniversary of the Grant Date, and as to an additional one-fourth (1/4) on each succeeding anniversary date, so as to be 100% vested on the fourth anniversary of the Grant Date, conditioned upon Grantee maintaining status as an Eligible Person (as defined in the Plan) as of each vesting date. Notwithstanding the foregoing, the interest of Grantee to the Options shall vest as to:

2.1
A percentage of the unvested Options upon a Life Event occurring. For purposes of this Agreement, a “Life Event” shall mean the Grantee's death, Disability (as defined in the Plan), or Qualified Retirement. For purposes of this Agreement, a “Qualified Retirement” shall occur upon the Grantee's voluntary resignation from the Company or any Related Entity (as defined in the Plan), provided that on the date of the Grantee's voluntary resignation, Grantee is sixty-five (65) years or older and the Grantee has been continuously employed by the Company or any Related Entity for five (5) or more years. With such percentage to be calculated as a number of Shares equal to the product of: (a) the Shares, and (b) the quotient of: (x) the number of days the Grantee remained an Eligible Person since the Grant Date, if the Life Event occurred less than one year after the Grant Date, or since the most recent anniversary of the Grant Date, if the Life Event occurred a year or more after the Grant Date; and (y) 1,460, rounded down to the nearest whole Share; and

2.2	100% of the then unvested Options upon a Change of Control. For purposes of this Agreement, a “Change of Control” shall mean the first to occur on or after the Grant Date of any of the following:
(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange

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Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of Stock, taking into account as outstanding for this purpose such Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Stock (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (x) any acquisition by the Company or any “affiliate” of the Company, within the meaning of 17 C.F.R. § 230.405 (an “Affiliate”), (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (z) any acquisition by any corporation or business entity pursuant to a transaction which complies with clauses (A) and (B) of subsection (a) of this Section 2.2 (persons and entities described in clauses (x), (y), and (z) being referred to herein as “Permitted Holders”);
(a)The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any Permitted Holder) beneficially owns, directly or indirectly, 50% or more (on a fully diluted basis) of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, taking into account as outstanding for this purpose such common stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such common stock, or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the incumbent Board at the time of the execution of the initial agreement providing for such Business Combination;
(b)The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company;
(c)The sale of at least 80% of the assets of the Company to an unrelated party, or completion of a transaction having a similar effect; or
(d)The individuals who on the date of this Agreement constitute the Board of Directors thereafter cease to constitute at least a majority thereof; provided that any person becoming a member of the Board of Directors subsequent to the date of this Agreement and whose election or nomination was approved by a vote of at least two-thirds of the directors who then comprised the Board of Directors immediately prior to such vote shall be considered a member of the Board of Directors on the date of this Agreement.
3. Restrictions.

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3.1.
Except as specifically authorized by the Committee, Grantee may not transfer the Options except by will or the laws of descent and distribution and the Options shall be exercisable during the Grantee's lifetime only by the Grantee or, in the event of Grantee's incapacity, Grantee's guardian or legal representative. Except as so authorized, no purported assignment or transfer of the Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever.

3.2.	By accepting the Options, Grantee represents and agrees for Grantee and Grantee's transferees (whether by will or the laws of descent and distribution) that:
(a)    For the period commencing on the Grant Date and ending on the first anniversary of the date upon which Grantee loses status as an Eligible Person (such period is hereinafter referred to as the “Covenant Period”), with respect to any state in which the Company is engaged in business during Grantee's employment with the Company, Grantee shall not participate or engage, directly or indirectly, for Grantee or on behalf of or in conjunction with any person, partnership, corporation or other entity, whether as an employee, agent, officer, director, stockholder, partner, joint venturer, investor or otherwise, in any business activities if such activity consists of any activity undertaken or expressly planned to be undertaken by the Company or any of its subsidiaries or by Grantee at any time during which Grantee maintained status as an Eligible Person.
(b)    Except with the Company's prior written approval or as may otherwise be required by law or legal process, Grantee shall not disclose any material or information which is confidential to the Company or its subsidiaries and not in the public domain or generally known in the industry, whether tangible or intangible, made available, disclosed or otherwise known to Grantee as a result of Grantee's status as an Eligible Person.
(c)    During the Covenant Period, Grantee shall not attempt to influence, persuade or induce, or assist any other person in so persuading or inducing, any employee of the Company or its subsidiaries to give up, or to not commence, employment or a business relationship with the Company.

3.3.
The Company shall have the right, but not the obligation, to purchase and acquire from Grantee any or all of the Shares previously acquired by Grantee upon exercise of an Option (the “Repurchased Shares”) if the Committee reasonably determines that Grantee has violated the covenants set forth in this Agreement or Grantee's loss of status as an Eligible Person is a result of termination of employment for Cause (as defined in the Plan) or Grantee's loss of status as an Eligible Person could have resulted from termination of employment for Cause. The Company may exercise the right granted to it under this Section 3.3 by delivering written notice to Grantee stating that the Company is exercising the repurchase right granted to it under this Section 3.3. The delivery of such notice by the Company to Grantee shall constitute a binding commitment of the Company to purchase and acquire all of the Repurchased Shares. The total purchase price for the Repurchased Shares shall be delivered to the Grantee against delivery by Grantee of certificates evidencing the Repurchased Shares no later than 30 days after the delivery of the election notice by the Company. The price per share of the Repurchased Shares shall be the lesser of 1) the Fair Market Value (as defined in the Plan) of each of the Repurchased Shares on the date of the Company's delivery of its written notice to Grantee or 2) the Option Price.

3.4.
The Company shall have the right, and not the obligation, to cancel any or all of the Options if the Committee reasonably determines that Grantee has violated the covenants set forth in this Agreement. The Company may exercise the right granted to it under this Section 3.4 by delivering a written notice to Grantee stating that the Company is exercising the cancellation right granted to it under this Section 3.4.

3.5.	Notwithstanding anything in this Section 3 to the contrary, the Company shall not be obligated to purchase any Stock at any time to the extent that the purchase would result in a violation of

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any law, statute, rule, regulation, order, writ, injunction, decree or judgment promulgated or entered by any Federal, state, local or foreign court or governmental authority applicable to the Company or any of its property.

3.6.
The parties intend the restrictions in Section 3.2 to be completely severable and independent, and any invalidity or unenforceability of any one or more such restrictions shall not render invalid or unenforceable any one or more restrictions.

4.
Exercise; Payment for and Delivery of Shares. Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. The Option Price shall be payable in cash and/or shares of Stock value at the Fair Market Value (as defined in the Plan) on the date the Option is exercised or, in the discretion of the Committee, either (i) in other property having a fair market value on the date of exercise equal to the Option Price, or (ii) by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the Option Price. Payment in currency or by certified or cashier's check shall be considered payment in cash.

5.
Loss of Status as an Eligible Person. If prior to the Expiration Date Grantee ceases to be an Eligible Person, the Options shall expire on the earlier of the Expiration Date or the date that is ninety days after the date upon which Grantee ceased to be an Eligible Person. In such event, the Options shall remain exercisable by Grantee until expiration only to the extent the Options were exercisable at the time that Grantee ceased to be an Eligible Person.

6.
Stockholder Rights. Grantee or a transferee of the Options shall have no rights as a stockholder with respect to any Shares covered by the Options until Grantee shall have become the holder of record of such shares (and the Company shall use its reasonable best efforts to cause Grantee to become the holder of record of such shares), and, except as provided in Section 7 of this Agreement, no adjustment shall be made for dividends or distributions or other rights in respect of such Shares for which the record date is prior to the date upon which he or she shall become the holder of record thereof.

7.
Changes in Capital Structure. In accordance with and subject to the applicable terms of the Plan, the Options shall be subject to adjustment or substitution, as determined by the Committee, as to the number, price or kind of Stock or other consideration subject to such Options or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date hereof or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Grantee. No such adjustment shall be made which would result in an increase in the amount of gain or a decrease in the amount of loss inherent in the Options. The Company shall give Grantee written notice of an adjustment hereunder. Notwithstanding anything herein to the contrary, in the event of any of the following:

(a)The Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by stockholders of the Company in a form other than stock or other equity interests of the surviving entity;
(b)All or substantially all of the assets of the Company are acquired by another person; or
(c)The Company's reorganization or liquidation;
then the Committee may, in its discretion and upon at least ten days advance notice to the affected persons, cancel any outstanding Options and pay to Grantee, in cash, the value of such Options based upon the price per share of Stock received or to be received by other stockholders of the Company in such event and the per share exercise price of the Options.

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8. Requirements of Law.

8.1.
By accepting the Options, Grantee represents and agrees for Grantee and any transferees (whether by will or the laws of descent and distribution) that, unless a registration statement under the Securities Act is in effect as to the shares purchased upon any exercise of the Options, (i) any and all Shares so purchased shall be acquired for his or her personal account and not with a view to or for sale in connection with any distribution, and (ii) each notice of the exercise of any portion of this Option shall be accompanied by a representation and warranty in writing, signed by the person entitled to exercise the same, that the shares are being so acquired in good faith for his or her personal account and not with a view to or for sale in connection with any distribution.

8.2.
No certificate or certificates for Shares may be purchased, issued or transferred if the exercise hereof or the issuance or transfer of such Shares shall constitute a violation by the Company or Grantee of any (i) provision of any Federal, state or other securities law, (ii) requirement of any securities exchange listing agreement to which the Company may be a party, or (iii) other requirement of law or of any regulatory body having jurisdiction over the Company. Any reasonable determination in this connection by the Company, upon notice given to Grantee, shall be final, binding and conclusive.

8.3.
The certificates representing shares of Common Stock acquired pursuant to the exercise of Options shall carry such appropriate legend, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act or any state securities laws.

9.
Taxes. Grantee understands that Grantee may recognize income for federal and, if applicable, state income tax purposes upon exercise of Options. Grantee shall be liable for any and all taxes, including withholding taxes, arising out of the grant of the Options or their exercise hereunder. By accepting the Options, Grantee covenants to report such income in accordance with applicable federal and state laws. To the extent that the exercise of Options results in income to Grantee and withholding obligations of the Company, including federal or state withholding obligations, Grantee agrees that the obligation shall be satisfied in the manner Grantee has chosen by checking one of the following boxes:

☐    At least one working day prior to the exercise date Grantee may deliver to the Company an amount of cash determined by the Company to be adequate to satisfy the Company's withholding obligation. If Grantee does not deliver such amount of cash, the Company shall withhold an amount of the Grantee's current or future remuneration in an amount that satisfies the Company's withholding obligation. Notwithstanding the foregoing, the Company may in its sole discretion withhold from the Shares to be issued the specific number of Shares having a fair market value on the vesting date equal to the amount required to satisfy the Company's withholding obligation.
☐    The Company shall retain and instruct a registered broker(s) to sell such number of Shares issued upon exercise of Options necessary to satisfy the Company's withholding obligations, after deduction of the broker's commission, and the broker shall remit to the Company the cash necessary in order for the Company to satisfy its withholding obligations. Grantee covenants to execute any such documents as are requested by the broker of the Company in order to effectuate the sale of the Shares and payment of the tax obligations to the Company. The Grantee represents to the Company that, as of the date hereof, he or she is not aware of any material nonpublic information about the Company or the Shares. The Grantee and the Company have structured this Agreement to constitute a "binding contract" relating to the sale of Shares pursuant to this Section, consistent with the affirmative defense to liability under Section 10(b) of the Exchange Act under Rule 10b5-1(c) promulgated under the Exchange Act.** By selecting the second option, Grantee understands that the sale of Shares to satisfy the Company's

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*     By selecting the second option, Grantee understands that the sale of Shares to satisfy the Company’s withholding obligations will be considered a sale for purposes of short-swing liability under Section 16(b) of the Exchange Act. Any profit realized in a purchase of shares of the Company’s stock within six months of the sale may be recovered by the Company or by a stockholder of the Company on behalf of the Company.

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withholding obligations will be considered a sale for purposes of short-swing liability under Section 16(b) of the Exchange Act. Any profit realized in a purchase of shares of the Company's stock within six months of the sale may be recovered by the Company or by a stockholder of the Company on behalf of the Company.

10.
Governing Law. The grant of Options and the provisions of this Agreement are governed by, and subject to, the laws of the State of Delaware, without regard to the conflict of law provisions, as provided in the Plan.

For purposes of litigating any dispute that arises under this grant or the Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Tennessee, agree that such litigation shall be conducted in the courts of Shelby County, Tennessee, or the federal courts for the United States for the Western District of Tennessee, where this grant is made and/or to be performed.

11.
Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

12.	Miscellaneous.

12.1.
The Company shall not be required (i) to transfer on its books any shares of Stock of the Company which have been sold or transferred in violation of any provisions set forth in this Agreement, or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

12.2.	The parties agree to execute such further instruments and to take such action as may be reasonably necessary to carry out the intent of this Agreement.

12.3.	Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon delivery to Grantee at the address of Grantee then on file with the Company.

12.4.	Neither the Plan nor this Agreement nor any provisions under either shall be construed so as to grant Grantee any right to remain associated with the Company or any of its affiliates.

12.5.	This Agreement, subject to the provisions of the Plan, constitutes the entire agreement of the parties with respect to the subject matter hereof.

AGREED AND ACCEPTED:

GRANTEE:	WRIGHT MEDICAL GROUP, INC.

_____________________	By: /s/: James A. Lightman
James A. Lightman
General Counsel and Secretary